Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-217107) pertaining to the Peabody Energy Corporation 2017 Incentive Plan, and
(2)Registration Statement (Form S-3 No. 333-278545) of Peabody Energy Corporation;
of our reports dated February 20, 2025, with respect to the consolidated financial statements of Peabody Energy Corporation and the effectiveness of internal control over financial reporting of Peabody Energy Corporation, included in this Annual Report (Form 10-K) of Peabody Energy Corporation for the year ended December 31, 2024.

/s/  Ernst & Young, LLP

St. Louis, Missouri
February 20, 2025